Exhibit 3.2

DENDRITE INTERNATIONAL, INC.

BY-LAWS

(As Amended and Restated to October 18, 2005)

ARTICLE I.

SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders of the Corporation shall be held either within or without the State of New Jersey, at such time and place as the Board of Directors of the Corporation (the “Board”) may designate, for the purpose of electing directors and for the transaction of such business as may properly be brought before the meeting.

Section 2. Delayed Annual Meeting. If for any reason the annual meeting of the shareholders shall not be held on the day designated pursuant to Section 1 of this Article, or on any subsequent day to which it shall have been duly adjourned, such annual meeting may be called and held as a special meeting, and the business as could have been transacted at such annual meeting may be transacted at such special meeting.

Section 3. Special Meetings. Special meetings of the shareholders may be called only by the Board or by the Chairman of the Board (the “Chairman”) and shall be held at such times and at such places either within or without the State of New Jersey as fixed by the Board or the Chairman.

Section 4. Notice of Meetings.  Notice of the time, place and purpose of every meeting of shareholders shall be delivered personally or mailed not less than ten days nor more than sixty days previous thereto to each shareholder of record entitled to vote, at the post office address appearing upon the records of the Corporation or at such other address as shall be furnished in writing to the Corporation for such purpose. Such further notice shall be given as may be required by law or by these By-Laws.  No business may be transacted at an annual or special meeting of shareholders other than business that is specified in the notice thereof.

Section 5. Quorum. Unless otherwise provided by law or the Certificate of Incorporation, the holders of shares entitled to cast a majority of the votes at a meeting of shareholders shall constitute a quorum at the meeting.  Less than a quorum may adjourn the meeting.  No notice of an adjournment of the meeting shall be necessary if the Board does not fix a new record date for the adjourned meeting and if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and if at the adjourned meeting only such business is transacted as might have been transacted at the original meeting.

Section 6. Organization of Meetings. Meetings of the shareholders shall be presided over by the Chairman, if there be one, or in the absence of the Chairman, the Chief Executive Officer, or in the absence of the Chairman and the Chief Executive Officer, the President, or in

the absence of the Chairman, Chief Executive Officer and the President, a person designated by the Board to preside over the meeting, or in the absence of the Chairman, the Chief Executive Officer, the President and a person so designated by the Board, by a chairman to be chosen at the meeting. The Secretary of the Corporation, or in the absence of the Secretary of the Corporation, an Assistant Secretary, shall act as secretary of the meeting and record all votes and the minutes of all proceedings in books to be kept for that purpose.

Section 7. Voting. At each meeting of shareholders, except as otherwise provided by statute or the Certificate of Incorporation, every holder of record of stock entitled to vote shall be entitled to one vote in person or by proxy for each share standing in the name of such person on the records of the Corporation. Any action, other than the election of directors, shall be authorized by a majority of the votes cast at the meeting by the holders of shares entitled to vote thereon, unless a greater plurality is required by law or the Certificate of Incorporation.  Elections of directors shall be determined by a plurality of the votes cast at the meeting, except as otherwise provided by law or the Certificate of Incorporation.  Every proxy shall be executed in writing by the shareholder or the shareholder’s authorized agent, except that a proxy may be given by a shareholder or such shareholder’s agent by telegram, cable, telephonic transmission or by any other means of electronic communication so long as that telegram, cable, telephonic transmission or other means of electronic communication either sets forth or is submitted with information from which it can be determined that the proxy was authorized by the shareholder or such shareholder’s authorized agent.

A complete list of the shareholders entitled to vote at each such meeting, arranged in alphabetical order (within each class, series or group of shareholders maintained by the Corporation for convenience of reference) with the address of each, and the number of shares registered in the name of each shareholder, shall be prepared by the officer or agent having charge of the stock transfer books and shall be produced or available by means of a visual display and kept at the time and place of the meeting during the whole time of the meeting and may be inspected for reasonable periods by any shareholder who is present.

Section 8. Inspectors of Election. The Board in advance of any meeting of shareholders may appoint one or more Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman of the meeting may, and on the request of any shareholder entitled to vote, shall, appoint one or more Inspectors of Election. Each Inspector of Election, before entering upon the discharge of duties, shall take and sign an oath to faithfully execute the duties of Inspector of Election at such meeting with strict impartiality and according to the best of the ability of such Inspector of Election. If appointed, Inspectors of Election shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.

Section 9. Ratification of Auditors.  The Board may, but need not, submit to the shareholders for ratification the selection of the Corporation’s auditors for any current or future year, provided that if the Board does submit such selection for such ratification, (i) in the event that the shareholders do not ratify the selection, the Board or any committee charged with the selection of auditors in its discretion may reconsider retention of the auditors, select different auditors, or reconfirm its prior selection, and (ii) in the event that the selection is ratified, the Board or such committee in its discretion may select a different auditor to serve as the

Corporation’s auditors at any time during the year if it determines that such a change would be in the best interests of the Corporation or the shareholders.

ARTICLE II.

DIRECTORS

Section 1. Number, Quorum, Term, Vacancies, Removal. Unless otherwise specified to the contrary in the Certificate of Incorporation, the Board shall consist of at least one but not more than eighteen persons. The number of directors shall be determined by a resolution adopted by a majority of the directors then in office.

Directors constituting a majority of the members of the Board then holding office shall constitute a quorum, which in no case shall be less than one-third of the entire Board (counting for this purpose any vacancies as if they were filled) or less than two directors, except that when the Board consists of one director, then one director shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained.

Unless otherwise specified in the Certificate of Incorporation, directors shall hold office until the next annual election and until their successors shall have been elected and shall have qualified, unless sooner deceased, resigned or removed.

Whenever any vacancy shall have occurred in the Board, by reason of death, resignation, removal, or increase in the authorized number of directors, or is scheduled to occur pursuant to a resignation tendered to the Board effective at a future date, the Board may reduce the size of the Board to eliminate the vacancy.  In the event that the Board does not reduce the size of the Board to eliminate the vacancy, the vacancy shall be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum (except as otherwise provided by law), by the sole remaining director, or in the case of a subsequently effective resignation, by a majority of the remaining directors including the resignee, and each director so chosen shall hold office until the next annual election and until a successor is duly elected and has qualified, unless sooner deceased, resigned or removed.

Section 2. Meetings; Notice. Meetings of the Board shall be held at such place either within or without the State of New Jersey, as may from time to time be fixed by resolution of the Board, or as may be specified in the notice thereof. Regular meetings of the Board shall be held at such times as may from time to time be fixed by resolution of the Board.

Special meetings may be held at any time upon the call of a majority of the Board or by the Chairman, if one is elected, by oral, telegraphic or written notice, served on or sent or mailed to each director no later then the second day prior to such meeting.  Notice of a special meeting may be given to a director by electronic mail or facsimile.  A meeting of the Board may be held without notice immediately after the annual meeting of shareholders at the same place at which such annual meeting was held. Notice need not be given of regular meetings of the Board or of any special meeting when its time and place are determined in advance by a quorum of the Board. Any meeting may be held without notice, if all directors are present, or if notice is waived in writing, either before or after the meeting, by those not present. Where appropriate communication facilities are reasonably available, any or all directors shall have the right to participate in all or any part of a meeting of the Board by means of conference telephone or any other means of communication by which all persons participating in the meeting are able to hear each other.  The Chairman, or the directors who have so requested a meeting, may postpone or relocate any meeting of the Board with advance notice as set forth herein.

At each Board meeting, the Secretary of the Corporation, or in the absence of the Secretary of the Corporation, an Assistant Secretary, or such other person designated by the Board to serve in such capacity (which may be a director present at the meeting) shall act as secretary of the meeting and record all votes and the minutes of all proceedings in books to be kept for that purpose.

Section 3. Committees. The Board may, in its discretion, by resolution passed by a majority of the entire Board (counting for this purpose any vacancies as if they were filled), designate from among its members one or more committees which shall consist of two or more directors and may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Such committees shall have and may exercise such authority as shall be conferred or authorized by the resolution appointing them, except that no such committee shall (i) make, alter or repeal any by-law of the Corporation, (ii) elect or appoint any director, or remove any officer or director, (iii) submit to shareholders any action that requires shareholders’ approval, or (iv) amend or repeal any resolution theretofore adopted by the Board which by its terms is amendable or repealable only by the Board.  A majority of any such committee may determine its action and fix the time and place of its meetings, including meetings by telephone conference call or similar means of communication, unless the Board shall otherwise provide. A majority of the entire Board (counting for this purpose any vacancies as if they were filled) shall have authority at any time to change the membership of any such committee, to fill vacancies in it, or to dissolve it.  The chairman of a committee, or the committee members who have requested a meeting of a committee, may postpone or relocate any such meeting with advance notice to each committee member thereof in accordance with the notice requirements described in Article II, Section 2 of these By-Laws.  At each committee meeting, the Secretary of the Corporation, or in the absence of the Secretary of the Corporation, an Assistant Secretary, or such other person designated by the committee to serve in such capacity (which may be a member of the committee present at the meeting) shall act as secretary of the meeting and record all votes and the minutes of all proceedings in books to be kept for that purpose.

Section 4. Action by Consent. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting, if either prior to or subsequent to such action a written consent or consents thereto is signed by all members of the Board, or of such committee as the case may be, and such written consent or consents is filed with the minutes of proceedings of the Board or committee.

Section 5. Compensation. The Board may determine, from time to time, the amount of compensation which shall be paid to its members.  The Board shall have authority, in its discretion, to allow a fixed sum and expenses for attendance at each regular or special meeting of the Board, or of any committee of the Board and/or to allow for a fixed annual fee or other type or manner of compensation to be paid to each director and/or each committee member; in addition, the Board shall have authority, in its discretion, to provide for and pay to directors rendering services to the Corporation not ordinarily rendered by directors, as such, special compensation appropriate to the value of such services, as determined by the Board from time to time.

Section 6.  Advance Notice of Director Nominations.

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board may be made at any annual meeting of shareholders (a) by or at the direction of the Board (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice by the shareholder as provided in this Section 6 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 6.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice to the Secretary must set forth (a) as to each person the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of the Corporation that are owned beneficially and are owned of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and are owned of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

Nominations approved in accordance with this Section 6 may only be made at a meeting of the shareholders by the shareholder personally or by the shareholder’s authorized agent as set forth in a writing signed by the shareholder and received by the Secretary of the Corporation prior to the vote.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 6. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination is defective and such defective nomination shall be disregarded.

ARTICLE III.

OFFICERS

Section 1. Titles and Election. The officers of the Corporation, who shall be chosen by the Board at its first meeting after each annual meeting of shareholders, shall be a Chairman of the Board, a Chief Executive Officer, a Treasurer and a Secretary. The Board from time to time may elect a Vice Chairman, a President, one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents as it shall deem necessary, and may define their authority and duties. Any number of offices may be held by the same person.

Section 2. Term of Office. The officers shall hold office until their successors are chosen and qualify.

Section 3. Removal. Any officer may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the Board.

Section 4. Resignations. Any officer may resign at any time by giving written notice to the Board or to the Secretary. Such resignations shall take effect at the time specified therein, or at such sooner time as the Board may determine, and unless otherwise specified in the written notice of resignation, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Vacancies. If the office of any officer or agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the directors may choose a successor, who shall hold office for the unexpired term in respect of which such vacancy occurred or until such successor’s earlier death, resignation, retirement, disqualification, or removal from office.

Section 6. Chairman. The Chairman shall preside at all meetings of the Board and of the shareholders, and shall have and perform such other duties as from time to time may be assigned by the Board.

Section 7.  Chief Executive Officer. The Chief Executive Officer of the Corporation shall be responsible for the overall management and superintendence of the affairs of the Corporation. In all cases where, and to the extent that, the duties of the other officers of the Corporation are not specifically prescribed by the By-Laws, or by resolutions of the Board, the Chief Executive Officer may prescribe such duties. The Chief Executive Officer shall have and may exercise any and all authority and perform any and all duties pertaining to the office and as otherwise conferred or imposed upon the office by these By-Laws or by the Board. The Chief Executive Officer may be a director. In the absence of the Chairman, the Chief Executive Officer, if present, shall preside at all meetings of shareholders. The Chief Executive Officer from time to time may delegate to other officers, agents and employees of the Corporation any of the authority and duties conferred upon the Chief Executive Officer by these By-Laws or by the Board or pertaining to the office. The Chief Executive Officer shall be the president of the Corporation for purposes of the New Jersey Business Corporation Act (the “Act”).

Section 8. President. The President, if any, shall have the authority and perform the duties as directed by the Board or the Chief Executive Officer.  The President shall not be the president of the Corporation for purposes of the Act, unless otherwise determined by the Board.

Section 9. Vice Presidents. The Vice Presidents, if any, shall have the authority and perform the duties as the Board or the Chief Executive Officer may direct.  Such Vice Presidents shall have the authority to execute bonds, notes, mortgages and other contracts, agreements and instruments of the Corporation.

Section 10. Secretary. The Secretary or an Assistant Secretary may attend meetings of the Board and of the shareholders.  The Secretary or Assistant Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board, and shall perform such other duties as may be prescribed by the Board. The Secretary shall affix the corporate seal to any instrument requiring it, and when so affixed, it may be attested by the signature of the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer who may affix the seal to any such instrument in the event of the absence or disability of the Secretary. The Secretary shall have and be the custodian of the share records and all other books, records and papers of the Corporation (other than financial) and shall see that all books, reports, statements, certificates and other documents and records required by law are properly kept and filed.

Section 11. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the directors whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the Corporation.

Section 12. Duties of Officers May Be Delegated. In case of the absence or disability of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate, for the time being, the authority or duties, or any of them, of such officer to any other officer, or to any director.

ARTICLE IV.

INDEMNIFICATION

Section 1. Actions By Others.

(a)           The Corporation (1) shall indemnify any person who was or is a party or is threatened to be made a party to any Action other than an Action by or in the right of the Corporation by reason of the fact that such person is or was a director, officer or trustee of the Corporation, or of any subsidiary thereof, or of any constituent corporation absorbed by the Corporation in a consolidation or merger, and (2) except as otherwise required by Section 3 of this Article, may indemnify any person who was or is a party or is threatened to be made a party to any such threatened, pending or completed Action by reason of the fact that such person (i) is or was an employee or agent of the Corporation or the legal representative of a director, officer, trustee, employee or agent of the Corporation or of any absorbed constituent corporation, or (ii) is or was serving at the request of the Corporation or of any absorbed constituent corporation as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, or the legal representative of such a person, against Expenses actually and reasonably incurred by such person in good faith and in connection with such action, suit or proceeding if such person acted in a manner generally believed by such person to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, such person had no reasonable cause to believe that such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not meet the applicable standard of conduct.

(b)           For the purposes of this Article IV, (i) “Expenses” shall include, without limitation, all reasonable fees, costs and expenses, including without limitation, attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, or investigating any Action including any such Action to obtain indemnification or payment or reimbursement of Expenses; and (ii) “Action” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or otherwise in respect of any past, present or future matter, including, without limitation, any inquiry or investigation which could lead to such action, suit or proceeding.

Section 2. Actions by or in the Right of the Corporation.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, trustee, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation by consolidation or merger, or the legal representative of any such person, or is or was serving at the request of the Corporation or of any absorbed constituent corporation, as a director, officer, trustee, employee, agent of or participant, or the legal representative of any such person in another corporation, partnership, joint venture, trust or other enterprise against Expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed by such person to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation in the performance of such person’s duty to the Corporation unless and only to the extent that the New Jersey Superior Court or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses which the New Jersey Superior Court or such other court shall deem proper.

Section 3. Successful Defense. To the extent that a person who is or was a director, officer, trustee, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation by consolidation or merger, or the legal representative of any such person, has been successful on the merits or otherwise in defense of any action, suit proceeding referred to in Section 1 or Section 2 of this Article, or in defense of any claim, issue, or matter therein, such person shall be indemnified against Expenses actually and reasonably incurred by such person in connection therewith.

Section 4. Specific Authorization.  Any indemnification under Section 1 or Section 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the applicable standard of conduct set forth in said Sections 1 and 2 has been met. Such determination shall be made by the Board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable and a majority of disinterested directors directs, by independent legal counsel in a written opinion.

Section 5. Advance of Expenses. Expenses incurred by any person who may have a right of indemnification under this Article in defending civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final determination of such action, suit or proceeding as authorized in the specific case, to the full extent authorized or permitted by law, in the same manner as a determination that indemnification is proper under Section 4 of this Article upon receipt of an undertaking by or on behalf of the director, officer, trustee, employee, or the legal representative thereof, to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation pursuant to this Article.

Section 6. Rights of Indemnity Not Exclusive. The indemnification provided by this Article shall not exclude any other rights to which those seeking indemnification may be entitled under the Certificate of Incorporation of the Corporation or any law, By-Law, agreement, vote of shareholders or otherwise, and shall continue as to a person who has ceased to be a director, officer, trustee, employee, agent or the legal representative thereof, and shall inure to the benefit of the heirs, executors, and administrators of such a person.  The rights provided to any person by this Article IV shall be enforceable against the Corporation by such person, who shall be presumed to have relied upon it in serving or continuing to serve as a director or in any of the other capacities set forth in this Article IV.  No elimination of or amendment to this Article IV shall deprive any person of rights hereunder arising out of alleged or actual occurrences, acts or failures to act occurring prior to notice to such person of such elimination or amendment.

Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation by consolidation or merger or the legal representative of such person or is or was serving at the request of the Corporation or of any absorbed constituent corporation as a director, officer, trustee, employee or agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, or the legal representative of any such person against any liability asserted against such person and incurred by such person in any such capacity, arising out of such person’s status as such or by reason of such person being or having been such, whether or not the Corporation would have the authority to indemnify such person against such liability under the provisions of this Article, Section 14A:3-5 of the Act, or otherwise.

Section 8. Invalidity of Any Provision of This Article. The invalidity or unenforceability of any provision of this Article shall not affect the validity or enforceability of the remaining provisions of this Article.

ARTICLE V.

CAPITAL STOCK

Section 1. Certificates. The interest of each shareholder of the Corporation shall be evidenced by certificates for shares in such form (including punch cards, magnetically coded or otherwise treated forms to facilitate machine or automatic processing) as the Board may from time to time prescribe. Each certificate for shares shall in any event state upon its face all matters required by law. The certificates for shares shall be signed by the Chairman, if any, or by the President or a Vice President and may be countersigned by the Secretary, or the Treasurer, or an Assistant Secretary, or an Assistant Treasurer, sealed with the seal of the Corporation or a facsimile thereof, and countersigned and registered in such manner, if any, as the Board may by resolution prescribe. Any or all signatures upon a certificate may be a facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 2. Transfer.  Shares of the Corporation shall be transferred only upon the books of the Corporation by the holder thereof in person or by such holder’s attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

Section 3. Record Dates. The Board may fix in advance a date, not less than ten nor more than sixty days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the distribution or allotment of any rights, or the date when any change, conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to receive any distribution or allotment of such rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote, at such meeting, or to receive payment of such dividend, or to receive such distribution or allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date fixed as aforesaid.

Section 4. Lost Certificates. In the event that any share certificate is lost, stolen, destroyed or mutilated, the Board may authorize the issuance of a new certificate of the same tenor and for the same number of shares in lieu thereof. The Board may in its discretion, before the issuance of such new certificate, require the owner of the lost, stolen, destroyed or mutilated certificate, or the legal representative of the owner, to make an affidavit or affirmation setting forth such acts as to the loss, destruction or mutilation as it deems necessary, and to give the Corporation a bond in such reasonable sum as it directs to indemnify the Corporation.

ARTICLE VI.

CONTRACTS AND FINANCIAL TRANSACTIONS

Section 1. Contracts. When the execution of any contract, conveyance, or other instrument, has been authorized by the Board, or in the case of such contract, conveyance or other instrument, between the Corporation and any director or any corporation, firm, association or entity in which a director of the Corporation has a direct or indirect interest, has been authorized as set out in the New Jersey Business Corporation Act, without specification as to the executing officer, the President, or a Vice President may execute the same in the name and on behalf of the Corporation, and the Secretary, an Assistant Secretary or the Secretary-Treasurer may attest to that execution and affix the corporate seal thereto.

Section 2. Checks, Notes, Etc. All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, may be signed by the President or any Vice President and may also be signed by such other officer or officers, agent or agents, as shall be thereunto authorized from time to time by the Board.

Section 3. Loans to Employees. The Corporation may make loans or advances to its employees, provided that all such loans or advances are consistent with applicable law, including the Sarbanes-Oxley Act of 2002.

ARTICLE VII.

MISCELLANEOUS PROVISIONS

Section 1. Registered Office and Agent. The registered office and the registered agent of the Corporation shall be determined from time to time by the Board, with notices of any changes thereto to be sent to the State of New Jersey as required by law. The Corporation may have other offices either within or without the State of New Jersey at such places as shall be determined from time to time by the Board or the business of the Corporation may require.

Section 2. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.

Section 3. Corporate Seal. The seal of the Corporation shall be circular in form and contain the name of the Corporation, and the year and state of its incorporation. Such seal may be altered from time to time at the discretion of the Board.

Section 4. Books. There shall be kept at such office of the Corporation as the Board shall determine, within or without the State of New Jersey, correct books and records of account of all its business and transactions, minutes of the proceedings of its shareholders, Board and committees, and the stock book, containing the names and addresses of the shareholders, the number of shares held by them, respectively, and the dates when they respectively became the owners of record thereof, and in which the transfer of stock shall be registered, and such other books and records as the Board may from time to time determine.

Section 5. Voting of Stock. Unless otherwise specifically authorized by the Board, all rights and powers, including any right to vote, incident to any stock owned by the Corporation, other than stock of the Corporation, shall be exercised in person or by proxy, by the President or any Vice President of the Corporation on behalf of the Corporation in no more restricted manner or limited extent than would apply to any owner thereof.

Section 6. Force and Effect of By-Laws. These By-Laws are subject to the provisions of the Act and the Certificate of Incorporation as they may be amended from time to time. If any provisions in these By-Laws is inconsistent with a provision in the Act or the Certificate of Incorporation, the provision of the Act or the Certificate of Incorporation shall govern to the extent of such inconsistency.

ARTICLE VIII.

AMENDMENTS

Except as may otherwise be required by law or by the Certificate of Incorporation, these By-Laws may be amended, altered, or repealed, in whole or in part, by the affirmative vote of a majority of the directors then in office.

Any proposal to amend or repeal these By-Laws or to adopt new by-laws shall be stated in the notice of the meeting of the Board or of the shareholders, as the case may be, unless, in the case of amendment by the Board, all of the directors then in office are present at such meeting.

ARTICLE IX.

WRITTEN CONSENT BY SHAREHOLDERS

Unless otherwise provided in the Certificate of Incorporation, any action required by this Article IX to be taken at any annual or special meeting of shareholders of the Corporation, or any action that may be taken at any annual or special meeting of such shareholders, other than action with respect to the election of directors (including the filling of any vacancy), may be taken without a meeting, without prior notice, and without a vote if, in accordance with this Article IX, a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the Act if such action had been voted on by shareholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of shareholders, that written notice and written consent have been given as provided in Section 14A:5-6 of the Act.

In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board shall fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 60 days after the date upon which the resolution fixing the record date is adopted by the Board. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board to fix a record date. The Board shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board within 10 days after the date on which such a request is received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of New Jersey, its principal place of business or an officer or agent of the

Corporation having custody of the book in which proceedings of meetings of shareholders are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

The Board shall fix a date no more than 60 days after the record date on which written consents are to be tabulated (the “Tabulation Date”).  No action by written consent shall be effective unless by the Tabulation Date (or in the event the Board fails to set a Tabulation Date, by the date required under the Act) a written consent or consents (after taking into account any consent revocations) signed by a sufficient number of shareholders to take such action are delivered to the Corporation.

Promptly following the receipt of any consents with respect to a proposed corporate action, after taking into account any consent revocations, the Corporation shall promptly engage independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations, counting and tabulating the valid consents, making a written report certifying the results thereof promptly following the Tabulation Date, and performing other proper incident duties.  Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board or any shareholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

In the event of the delivery to the Corporation of a written consent or consents purporting to authorize or take corporate action and/or related revocations (each such written consent and any revocation thereof is referred to in this Article IX as a “Consent”), the Secretary of the Corporation shall provide for the safekeeping of such Consents and shall as soon as practicable thereafter conduct such reasonable investigation as the Secretary deems necessary or appropriate for the purpose of ascertaining the validity of such Consents and all matters incident thereto, including, without limitation, whether the holders of shares having the requisite voting power to authorize or take the action specified in the Consents have given consents. No consent to corporate action in writing without a meeting shall be effective unless delivered to the Corporation within 60 days following the record date relating thereto fixed pursuant to this Article IX.

ARTICLE X.

EFFECTIVE DATE, EFFECT ON PRIOR BY-LAWS

Section 1. Effective Date. These By-Laws shall take effect as of October 18, 2005 (the “Effective Date”), the date of approval hereof by the Board.

Section 2. Effect on Prior By-Laws. As of the Effective Date, these By-Laws shall replace and supersede all existing and prior by-laws of the Corporation, which hereby are repealed.